UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 24th, 2014

Commission file number 333-183797

Redfield Ventures Inc
(Exact name of Registrant as specified in its charter)

Nevada	333-183502	45-4380591
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Fifth Ave Ste #1563 New York, NY 10001 (212) 726-2184 www.redfieldventures.com (Company Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On March 24th, 201 Innovestica LP purchased 20,000,000 shares of restricted stock of Redfield Ventures Inc. Corp., representing 68% of the shares in the Company to from Mr. Lee Chee Thing for $95,000.00 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 24th, 2014, Mr. Long Nguyen resigned his official position as Director of the Corporation. On March 25th, the shareholders of the Corporation voted Carlos G. Alarcon Ocampo, Mauricio Gonzalez and Carlos G. Alarcon Gonzalez as Directors of the Company.

Carlos G. Alarcon Ocampo, 54, was a manager in the Corporate Finance Department of Ofarril & Associates and for the past dozen years has been the Director General of Grupo Contable y Financiero Mexicano S.A. de C.V.. He has a Masters Degree in Accounting and is an expert in financial & tax matters.

Mauricio González González, 46, has been the Director of Management Actuarial and Administrative Projects, DF, Mexico; Director General of Gas Resource Development Inc.; Mexico and US. He has a BA in Business Administration from the National Polytechnic Institute; a Diploma in Public Administration and a Masters in Business Administration from Valle University, Mexico.

Carlos G. A. Ocampo, 31, was the head Administrator of the Municipality of Tultitlan, Mexico; and has led the Business Development of the Mexican company “3B” since 2011. He has a BA in International Business as well as a Diploma in Business Administration and Diploma in Micro Business.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

Exhibit # Description

10.1           Shareholder’s Resolution Appointing New Directors

10.2           Resignation of Long Nguyen

10.3           Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28th, 2014

Redfield Ventures Inc. Corp

By:	/s/ Carlos G. Alarcon Ocampo
Carlos G. Alarcon Ocampo, Director

By:	/s/ Mauricio Gonzalez
Mauricio Gonzalez, Director

By:	/s/ Carlos G. A. Ocampo
Carlos G. A. Ocampo, Director